UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-9463 (Commission File Number)	75-2626358 (IRS Employer Identification No.)

9725 Datapoint Drive San Antonio, Texas (Address of principal executive offices)	78229 (Zip Code)

Registrant’s telephone number, including area code: (210) 582-2664

American Building Control, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Failure to Satisfy a Continued Nasdaq Listing Rule or Standard
SIGNATURES

Item 3.01 Notice of Failure to Satisfy a Continued Nasdaq Listing Rule or Standard

     On April 4, 2005, MDI, Inc. received a letter dated April 4, 2005 from The Nasdaq Stock Market, notifying the Company that based on its review of the Company’s Form 10-K filed on March 31, 2005 for the period ended December 31, 2004, The Nasdaq Staff determined that the Company’s stockholders’ equity was $8,900,000. The Nasdaq Staff advised the Company that the Company does not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The Nasdaq National Market set forth in Marketplace Rule 4450(a)(3).

     To facilitate the review by The Nasdaq Staff of the Company’s eligibility for continued listing on The Nasdaq National Market, the Company was requested to provide to The Nasdaq Staff, on or before April 19, 2005, the Company’s specific plan to achieve and sustain compliance with all Nasdaq National Market listing requirements, including to maintain the minimum stockholders’ equity standard.

     The Company intends to provide its specific plan to The Nasdaq Staff on or before April 19, 2005.

     In the April 4, 2005 letter, the Company was advised that it could consider applying to list its securities on The Nasdaq SmallCap Market if it satisfies the requirements for continued listing on that market. If the Company decides to apply to transfer its listing to The Nasdaq SmallCap Market, the application and applicable listing fees are due by April 19, 2005.

     It is the preliminary assessment of the Company that, should it choose to apply for listing on The Nasdaq SmallCap Market, that it satisfies the requirements for continued listing on that market.

     The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2005	MDI, INC. (f/k/a AMERICAN BUILDING CONTROL, INC.)
	By:	/s/ Richard A. Larsen
Richard A. Larsen, Senior Vice President

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